UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2021

BIOSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2021 (the “Signing Date”), BioSolar, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional and accredited investor (the “Investor”) pursuant to which the Company will sell to the Investor in a private placement an aggregate of (i) 52,000,000 shares of common stock (the “Shares”), (ii) pre-funded warrants to purchase up to an aggregate of 31,333,334 shares of common stock (the “Pre-Funded Warrants”) and (iii) warrants to purchase up to an aggregate of 83,333,334 shares of common stock for gross proceeds to the Company of approximately $5,000,000. The combined purchase price for one share of common stock and a warrant to purchase one share of common stock is $0.06 and the combined purchase price for one pre-funded warrant to purchase one share of common stock and a warrant to purchase one share of common stock is 0.0599.

The Company intends to use the net proceeds primarily to expand and accelerate the development of its electrolyzer technology, as well as for working capital and general corporate purposes. The closing is expected to occur on or about January 27, 2021, subject to the satisfaction of customary closing conditions.

The Pre-Funded warrants have an exercise price of $0.0001 per share, subject to adjustment and no expiration date.  The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Warrant is exercisable for a period of five and one-half years from the date of issuance and has an exercise price of $0.06 per share, subject to adjustment as set forth in the Warrant for stock splits, stock dividends, recapitalizations and similar customary adjustments. The Investor may exercise the Warrant on a cashless basis if the shares of common stock underlying the Warrant (the “Warrant Shares”) are not then registered pursuant to an effective registration statement. The Investor has contractually agreed to restrict its ability to exercise the Warrant such that the number of shares of the Company’s common stock held by the Investor and its affiliates after such exercise does not exceed the Beneficial Ownership Limitation set forth in the Warrant which may not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the "Registration Statement") with the Securities and Exchange Commission (the “SEC”) to register for resale of the Shares, the shares issuable upon exercise of the Pre-Funded Warrants and the Warrant Shares, within 15 days of the Signing Date, and to have such Registration Statement declared effective within 60 days after the Signing Date, or 90 days of the Signing Date in the event the Registration Statement is “fully” reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

Pursuant to an engagement letter (the “Engagement Letter”), dated as of January 22, 2021, by and between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company engaged Wainwright to act as the Company’s exclusive placement agent in connection with the offering. Pursuant to the engagement agreement, the Company agreed to pay Wainwright a cash fee of 7.5% of the gross proceeds the Company receives under the Purchase Agreement. The Company also agreed to pay Wainwright (i) a management fee equal to 1.0% of the gross proceeds raised in the offering; and (ii) $85,000 for non-accountable expenses. In addition, the Company agreed to issue to Wainwright (or its designees) placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 7.5% of the aggregate number of Shares sold under the Purchase Agreement., or warrants to purchase up to an aggregate of 6,250,000 shares. The Placement Agent Warrants generally will have the same terms as the Warrants, except they will have an exercise price of $0.075 per share.

The foregoing descriptions of the Purchase Agreement, Warrants, Registration Rights Agreement, Engagement Letter and Placement Agent Warrants described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 8.01 Other Events.

Press Release

On January 24, 2021, the Company issued a press release regarding the private placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Company Focus

In addition to developing innovative technologies to increase the capacity and reduce the cost of storing electrical energy, the Company’s current focus is on developing an electrolyzer technology to lower the cost of Green Hydrogen production. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted.

The Company is developing technologies to significantly reduce or replace rare earth materials with inexpensive earth abundant materials in electrolyzers to help usher in a Green Hydrogen economy.

The Company is also developing innovative technologies to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries for electric vehicles, or EV. The Company has previously developed an innovative material technology to reduce the cost per watt of electricity produced by Photovoltaic, or PV, solar modules. The Company is currently working on a silicon anode material technology intended to reduce the cost of current and future generation of lithium-ion batteries for EVs.

There are two primary types of commercial electrolyzers. The original alkaline electrolyzer and the modern proton exchange membrane (PEM) electrolyzer. However, neither technology can currently produce Green Hydrogen at scale that is cost completive with Grey or Brown Hydrogen sourced from fossil fuels.

PEM electrolysis has the advantage of higher efficiency and quickly reacting to fluctuating input energy, which is ideally matched to the fluctuating nature of solar and wind energy. Its smaller footprint also makes it ideal for distributed systems, which is how most renewable energy systems are implemented.

PEM electrolyzers are expensive because they rely on rare earth materials such as platinum and iridium – literally stardust found only in asteroids – as chemical catalysts for the water-splitting reactions. According to National Renewable Energy Laboratory (NREL), these materials account for nearly 50% of the capital cost of PEM electrolyzers. Additionally, the cost of electricity contributes to over 50% of hydrogen production costs.

The Company’s technology is aimed at lowering the cost of catalysts and key components in PEM electrolyzers by:

●	Replacing rare earth materials with inexpensive earth abundant materials,
●	Significantly reducing the amount of rare earth materials used, and
●	Reducing energy consumption

The Company’s electrolyzer technology research and development is conducted at the University of California at Los Angeles through a sponsored research agreement. The current program is focused on replacing iridium with earth abundant materials that meet or exceed the performance characteristics of iridium. The Company has also identified additional components and materials in electrolyzers where meaningful cost reductions can be performed. While iridium is the oxygen catalyst, its counterpart on the hydrogen side is platinum, a material so rare that only 200 tons are mined every year. Another critical component is the porous transport layer (“PTL”), aka gas diffusion layer, which facilitates the movement of water and gases to and from the catalyst surfaces. According to the National Renewable Energy Laboratory, the catalysts, membrane and PTL assembly account for more than 50%-75% of the capital cost of the electrolyzer stack.

In parallel to our Green Hydrogen technology program described above, the Company is developing a new material processing technology to produce Silicon Oxide Composite anode material. Silicon Oxide Composite Anode has recently received significant interest because of its superior cycle and calendar life performance. The Company anticipates that a new processing technology can be developed to produce a type of Silicon Oxide Composite anode material that will significantly lower the cost of lithium-ion batteries for EVs.

The Company expects to begin marketing its electrolyzer catalyst technologies as soon as a tangible form of quantitative performance demonstration becomes available. The Company’s marketing plan includes engaging with manufacturers of existing electrolyzer component and delivery infrastructure, as well as identifying and developing relationships with potential licensing partners with large scale hydrogen generation and supply logistics all over the world.

The Company will begin marketing its silicon oxide processing technology in partnership with its joint development partners to electric vehicle manufacturers and suppliers of EV batteries when the demonstration of its scaled-up material processing technology becomes available. Potential licensing partners exist in the following industries: electric vehicles, consumer electronics and power tools.

The Company is currently outsourcing its promotion efforts to a public relations firm that is assisting with comprehensive advertising and promotion of the Company. The Company does not have any backlog of orders. The Company does not have any government contracts at this time.

On May 19, 2011, the Company filed a U.S. patent to protect the intellectual property rights for “Photovoltaic Module Backsheet, Materials for Use in Module Backsheet and Process for Making the Same,” application number 13/093,549.  The inventor listed on the patent application is Stanley Levy, the Company’s former Chief Technology Officer. The Company is listed as assignee. This patent was issued on July 14, 2015.

On March 26, 2018, North Carolina Agricultural and Technical State University filed a U.S. patent application U.S. Serial No. 62/473,772 titled “Prelithiated Silicon Particles for Lithium Ion Batteries”, and the Company signed an Exclusive License Agreement for the use of the technology effective September 25, 2017. The patent was issued on December 29, 2020.

        On May 19, 2020, the Company filed a provisional U.S. patent application to protect the intellectual property rights for “Silicon Alloy Anode for High Power Batteries,” application number 63027154. The inventor listed on the patent application is David Lee, the Company’s Chief Executive Officer. The Company is listed as assignee.

The Company relies upon confidentiality agreements signed by its employees, consultants and third parties to protect the Company’s intellectual property. The Company currently does not have any mechanism for the manufacture and distribution of its own technology products, nor does it have adequate financing to undertake these efforts on its own. BioBacksheet is currently available for licensing only.

Item 9.01 Financial Statements And Exhibits.

d) Exhibits

Exhibit No.	Description
10.1	Engagement Letter dated January 22, 2021
10.2	Form of Securities Purchase Agreement
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Placement Agent Warrant
10.6	Form of Pre-Funded Warrant
99.1	Press Release issued January 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: January 25, 2021	/s/ David Lee
David Lee
Chief Executive Officer

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